Exhibit 10(a)

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement"), made this day of 1999, by and among Indian River Banking Company, a registered bank holding company ("the Company"), Indian River National Bank, a national banking association and wholly owned subsidiary of the Company with its main office in Vero Beach, Florida (the "Bank"), and William A. High (the "Officer").

                               W I T N E S S E T H

     WHEREAS, the Board of Directors ("Board") of the Bank desires to retain the services of the Officer as the President and Chief Executive Officer of the Bank, and the Board of the Company desires to retain the services of the Officer as the President and Chief Executive Officer of the Company, and each desires that the Officer serve as a member of the respective Board of Directors.

     WHEREAS, the Officer desires to serve as President and Chief Executive Officer of the Company and the Bank and as a member of their respective Boards of Directors.

     WHEREAS, the Officer and the respective Boards of the Bank and the Company desire to enter into an Agreement setting forth the terms and conditions of the employment of the Officer and the related rights and obligations of each of the parties.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

1. Employment. The Officer is employed as the President and Chief Executive Officer of the Company and of the Bank, reporting directly to their respective Boards. Subject to Board direction, the Officer shall have responsibility for the general management and control of the business and affairs of the Company, the Bank, and their respective subsidiaries, and shall perform all duties and shall have all powers which are commonly incident to the offices of President and Chief Executive Officer or which, consistent with those offices, are delegated to him by the respective Board. The Officer's duties include, but are not limited to:

     a. Making recommendations to the Boards concerning the strategies, capital structure, tactics, and general operations of the Company and the Bank;

     b.   Managing the day-to-day operations of the Company and the Bank;

     c.   Supervising other officers and employees of the Company and the Bank;

     d.   Promoting the Company and the Bank and their services;

     e. Managing the efforts of the Company and the Bank to comply with applicable laws and regulations; and

     f. Providing complete, timely, and accurate reports to the Boards of the Company and the Bank regarding the material affairs and the condition of the Company and the Bank, respectively.

2. Location and Facilities. The Officer will be furnished with the working facilities and staff customary for executive officers with the title and duties set forth in Section 1 and as are necessary for him to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Company and the Bank, or at such other site or sites customary for such offices.


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3.   Term.

     a. The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the date of this Agreement (the "Effective Date") and ending immediately prior to the third anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this Section 3.

     b. On each anniversary of the Effective Date prior to a termination of the Agreement, the term under this Agreement shall be extended for an additional one-year period beyond the then effective expiration date without action by any party, provided that neither the Company or the Bank, on the one hand, nor the Officer, on the other, shall have given written notice at least sixty (60) days prior to such anniversary date of its or his desire that the term not be extended. The Boards of the Company and the Bank will review the Officer's performance and the advisability of extending the term of this Agreement at a meeting or meetings at least ninety (90) days prior to each anniversary date.

4.   Base Compensation.

     a. The Company and the Bank agree to pay the Officer during the term of this Agreement a salary at the rate of $150,000 per annum, payable in cash not less frequently than monthly, as may be adjusted in accordance with this Section 4.

     b. The Boards of the Company and the Bank shall review annually the rate of the Officer's salary based upon factors they deem relevant, and may maintain or increase his salary, provided that no such action shall
          (i) reduce the rate of salary below $150,000, or (ii) reduce the rate of salary paid to the Officer for any months prior to the month in which notice of the reduction is provided in writing to the Officer, and provided further that the Officer's salary shall be increased on each anniversary of the effective date by a percentage equal to the percentage change in the Consumer Price Index (All Urban Consumers) ("CPI-U") over the last twelve-month period for which such CPI-U data is available prior to such anniversary date (as adjusted for changes in CPI-U base years) up to a maximum of five percent per year.

     c. In the absence of action by the Board of both the Company and the Bank, the Officer shall continue to receive salary at the $150,000 per annum rate specified herein or, if another rate has been established under the provisions of this Section 4, the rate last properly established by action of the Board of the Company or the Bank under the provisions of this Section 4.

5. Bonuses. Unless the Officer agrees otherwise, he shall be entitled to participate in discretionary bonuses that the Board may award from time to time to senior management employees pursuant to bonus plans or otherwise, including, without limitation, the Bank's 2000 Incentive Bonus Plan. A copy of the Bank's 2000 Incentive Bonus Plan is attached hereto as Exhibit I.

6. Benefit Plans. The Officer shall be entitled to participate in such life insurance, medical, dental, pension, profit sharing, and retirement plans and other programs and arrangements as may be approved from time to time by the Company or the Bank for the benefit of their respective employees.

7.   Vacation and Leave.

     a. The Officer shall be entitled to vacations in accordance with Bank policy, or otherwise as approved by the Board, provided that the Officer shall be entitled to paid vacation of at least ten working days between the Effective Date and December 31, 1999, and of at least twenty working days for each calendar year thereafter.

     b. In addition to paid vacations, the Officer shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Board of the Company and the Bank may in their discretion determine. Further, the Board of the Company or the Bank may grant to the Officer a leave or leaves


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          of absence,  with or without  pay, at such time or times and upon such terms and conditions as such Boards in their discretion may determine.

8. Expense Payments and Reimbursements. The Officer shall be reimbursed for all reasonable out-of-pocket business expenses that he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with applicable policies of the Company or the Bank.

9.   Loyalty and Confidentiality.

     a. During the term of this Agreement the Officer: (i) shall devote all his time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that from time to time, the Officer may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the Company or the Bank or any of their subsidiaries or affiliates, unfavorably affect the performance of Officer's duties pursuant to this Agreement, or violate any applicable statute or regulation; and (ii) shall not engage in any business or activity contrary to the business affairs or interests of the Company or the Bank.

     b. Nothing contained in this Agreement shall prevent or limit the Officer's right to invest in the capital stock or other securities of any business dissimilar from that of the Company and the Bank, or, solely as a passive, minority investor, in any business.

     c. The Officer agrees to maintain the confidentiality of any and all information concerning the operation or financial status of the Company and the Bank; the names or addresses of any of their borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Company or the Bank to which he may be exposed during the course of his employment. The Officer further agrees that, unless required by law or specifically permitted by the Company or the Bank in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information which is not generally known to the public, nor shall he employ such information in any way other than for the benefit of the Company and the Bank.

10. Termination and Termination Pay. Subject to Section 11 of this Agreement, the Officer's employment under this Agreement may be terminated in the following circumstances:

     a. Death. The Officer's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Officer's estate shall be entitled to receive the compensation due to the Officer through the last day of the calendar month in which his death occurred.

     b. Retirement. This Agreement shall be terminated upon the normal or early retirement of the Officer under the retirement benefit plan or plans in which he participates pursuant to Section 6 of this Agreement or otherwise.

     c. Disability. The Company, the Bank, or the Officer may terminate the Officer's employment after having established the Officer's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity that impairs the Officer's ability to substantially perform his duties under this Agreement and that results in the Officer's becoming eligible for long-term disability benefits under the Company's or the Bank's long-term disability plan (or, if the Company or the Bank has no such plan in effect, that impairs the Officer's ability to substantially perform his duties under this Agreement for a period of one-hundred-eighty consecutive days). In the event of such Disability, the Officer's obligation to perform services under this Agreement will terminate. In the event of such termination, the Officer shall be entitled to receive the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the date of termination pursuant to this
          Section 10.c. during which the Officer is unable to work due to physical or mental infirmity (less any amounts which the Officer receives under any disability insurance maintained by the Company or the Bank with respect to such period). The Boards of the Company and the Bank


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

          shall determine whether or not the Officer is and continues to be permanently disabled for purposes of this Agreement in good faith, based upon competent medical advice and other factors that they reasonably believe to be relevant. As a condition to any benefits, such Board may require the Officer to submit to such physical or mental evaluations and tests as it deems reasonably appropriate.

     d.   Just Cause.

          i. The Board of the Company or the Bank may, by written notice to the Officer in the form and manner specified in this paragraph, immediately terminate his employment with the Company or the Bank, respectively, at any time, for Just Cause. The Officer shall have no right to receive compensation or other benefits for any period after termination for Just Cause except for vested benefits. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Company's or the Bank's Board, the Officer's:
               (1)  Personal dishonesty;
               (2)  Incompetence;
               (3)  Willful misconduct;
               (4)  Breach of fiduciary duty involving personal profit;
               (5)  Intentional failure to perform duties under this Agreement;
               (6) Other, continuing material failure to perform his duties under this Agreement after reasonable notification (which shall be stated in writing and given at least fifteen days prior to termination) by the Board of the Company or the Bank of such failure;
               (7) Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) that reflects adversely on the reputation of the Bank, any felony conviction, any violation of law involving moral turpitude, or any violation of a final cease-and-desist order; or
               (8) Material breach by the Officer of any provision of this Agreement.

          ii. Notwithstanding the foregoing, the Officer shall not be deemed to have been terminated for Just Cause by the Company or the Bank unless there shall have been delivered to the Officer a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of the Company or the Bank at a meeting of such Board called and held for the purpose (after reasonable notice to the Officer and an opportunity for the Officer to be heard before the Board), finding that in the good faith opinion of such Board the Officer was guilty of conduct described above and specifying the particulars thereof.

     e.   Certain Regulatory Events.

          i. If the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. ss.ss. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

          ii. If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights of the parties shall not be affected.

          iii. If a notice served under Sections 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. ss.ss. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Officer from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Officer all or part of the compensation withheld while its contract


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               obligations  were  suspended,  and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     The occurrence of any of the events described in paragraphs i, ii, and iii above may be considered by the Board of the Company or the Bank in connection with a termination for Just Cause.

     f. Voluntary Termination by Officer. In addition to his other rights to terminate under this Agreement, the Officer may voluntarily terminate employment with the Bank and the Company during the term of this Agreement upon at least sixty-days' prior written notice to each of their Boards, in which case the Officer shall receive only his compensation, vested rights and employee benefits up to the date of his termination.

     g. Without Just Cause or With Good Reason.

          i. In addition to termination pursuant to Section 10.a. through 10.f. the Board of the Company or the Bank may, by written notice to the Officer, immediately terminate his employment with the Company or the Bank, respectively, at any time for a reason other than Just Cause (a termination "Without Just Cause"); and the Officer may, by written notice to the Boards of the Company and the Bank, immediately terminate this Agreement at any time within ninety days following an event of "Good Reason" as defined below (a termination "With Good Reason").

          ii. Subject to Section 11 hereof, in the event of termination under this Section 10.g., the Officer shall be entitled to receive the salary for the remaining term of the Agreement, including any renewals or extensions thereof, at the highest annual rate in effect pursuant to Section 4 of this Agreement for any of the twelve months immediately preceding the date of such termination, plus annual cash bonuses for each year (prorated in the event of partial years) remaining under such term at the amount received by the Officer in the calendar year preceding the termination. The sum due under this Section 10.g. shall be paid in one lump sum within ten calendar days of such termination. Also, in such event, the Officer shall, for the remaining term of the Agreement, continue to participate in any benefit plans of the Company and the Bank that provide health (including medical and dental), life or disability insurance, or similar coverage upon terms no less favorable than the most favorable terms provided to senior officers of the Bank during such period.

          iii. "Good Reason" shall exist if, without Officer's express written consent, the Company or the Bank materially breach any of its respective obligations under this Agreement. Without limitation, such a material breach shall be deemed to occur upon any of the following:

               (1) A material reduction in the Officer's responsibilities or authority, or a requirement that the Officer report to any person or group other than the Boards of the Company and the Bank (or any other effective reduction in reporting responsibilities) in connection with his employment with the Company or the Bank;
               (2) Assignment to the Officer of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills and experience;
               (3) Failure of the Officer to be elected or reelected to the Board of the Bank or the Company;
               (4) A reduction in salary or benefits contrary to the terms of this Agreement, or, following a Change in Control as defined in Section 11 of this Agreement, any reduction in salary or material reduction in benefits below the amounts to which he was entitled prior to the Change in Control;
               (5) Termination of incentive and benefit plans, programs or arrangements, or reduction of the Officer's participation to such an extent as to materially reduce their aggregate value below their aggregate value as of the Effective Date.
               (6) A requirement that the Officer relocate his principal business office or his principal place of residence outside of the area consisting of a fifty mile radius from the current main office and any branch of the Bank, or the assignment to the Officer of duties that would reasonably require such a relocation;

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               (7)  A requirement that the Officer spend more than thirty normal working days away from the area consisting of a fifty mile radius from the current main office and any branch of the Bank during any consecutive twelve-month period; or
               (8) Failure to provide office facilities, secretarial services, and other administrative services to Officer which are necessary for the Officer to perform his duties hereunder (excluding brief periods during which office facilities may be temporarily unavailable due to fire, natural disaster, or other calamity).

          iv. Notwithstanding the foregoing, a reduction or elimination of the Officer's benefits under one or more benefit plans maintained by the Company or the Bank as part of a good faith, overall reduction or elimination of such plan or plans or benefits thereunder applicable to all participants in a manner that does not discriminate against the Officer (except as such discrimination may be necessary to comply with law) shall not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the type or to the general extent as those offered under such plans prior to such reduction or elimination are not available to other officers of the Company or the Bank or any company that controls either of them under a plan or plans in or under which the Officer is not entitled to participate, and receive benefits, on a fair and nondiscriminatory basis.

     h. Continuing Covenant not to Compete or Interfere with Relationships. Regardless of anything herein to the contrary, following a termination
          (i) upon retirement pursuant to Section 10.b., (ii) due to Disability pursuant to Section 10.c., (iii) for Just Cause pursuant to Section 10.d., or (iv) by the Officer pursuant to Section 10.f.:

          i. The Officer's obligations under Section 9.c. of this Agreement will continue in effect; and

          ii. During the greater of (A) remaining term of this Agreement (determined immediately before such termination), or (B) the period ending on the third anniversary of such termination) the Officer shall not serve as an officer or director or employee of any bank holding company, bank, savings association, savings and loan holding company, or mortgage company (any of which, a "Financial Institution") which Financial Institution offers products or services competing with those offered by the Company or the Bank from any office within fifty miles from the main office or any branch of the Bank and shall not interfere with the relationship of the Company or the Bank and any of its employees, agents, or representatives.

11.  Termination in Connection with a Change in Control.

     a. For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the earliest of:

          i. The acquisition by any entity, person or group (other than the acquisition by a tax-qualified retirement plan sponsored by the Company or the Bank) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 25% of the outstanding capital stock of the Company or the Bank entitled to vote for the election of directors ("Voting Stock");

          ii. The commencement by any entity, person, or group (other than the Company or the Bank, a subsidiary of the Company or the Bank, or a tax-qualified retirement plan sponsored by the Company or the
               Bank) of a tender offer or an exchange offer for more than 25% of the outstanding Voting Stock of the Company or the Bank;

          iii. The  effective  time  of (a) a  merger  or  consolidation  of the
               Company or the Bank with one or more other corporations as a result of which the holders of the outstanding Voting Stock of the Company or the Bank immediately prior to such merger exercise voting control over less than 60% of the Voting Stock of the
               surviving  or  resulting  corporation,   or  (b)  a  transfer  of


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               substantially  all of the  property  of the  Company  or the Bank other than to an entity of which the Company or the Bank owns at least 60% of the Voting Stock;

          iv. Upon the acquisition by any entity, person, or group of the control of the election of a majority of the Bank's or the Company's directors; and

          v. At such time that, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of the Company or the Bank (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.

     b. Termination. If within the period beginning six months prior to and ending two years after a Change in Control, (i) the Company or the Bank shall terminate the Officer's employment Without Just Cause, or
          (ii) the Officer shall voluntarily terminate his employment With Good Reason, the Company or the Bank shall, within ten calendar days of the termination of Officer's employment, make a lump-sum cash payment to him equal to 2.0 times the sum of (x) his annual salary at the highest annual rate in effect for any of the twelve months immediately preceding the date of such termination, plus (y) the amount of other compensation received by him during the calendar year preceding the Change in Control. This cash payment is subject to adjustment pursuant to Section 14 of this Agreement, and shall be made in lieu of any payment also required under section 10.g. of this Agreement because of a termination in such period. The Officer's rights under Section 10.g. are not otherwise affected by this Section 11. Also, in such event, the Officer shall, for two (2) calendar years following his termination of employment, continue to participate in any benefit plans of the Company and the Bank that provide health (including medical and dental), life or disability insurance, or similar coverage upon terms no less favorable than the most favorable terms provided to senior officers of the Bank during such period.

     c. The provisions of Sections 11 and Sections 13 through 24, including the defined terms used is such sections, shall continue in effect until the later of the expiration of this Agreement or two years following a Change in Control.

12.  Indemnification and Liability Insurance.

     a. Indemnification. The Company and the Bank agree to indemnify the Officer (and his heirs, executors, and administrators), and to advance expenses related thereto, to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his having been a director or officer of the Company or the Bank or any of their subsidiaries (whether or not he continues to be a director or officer at the time of incurring any such expenses or liabilities) such expenses and liabilities to include, but not be limited to, judgements, court costs, and attorney's fees and the cost of reasonable settlements, such settlements to be approved by the Board of the Company or the Bank, if such action is brought against the Officer in his capacity as an officer or director of the Company or the Bank or any of their subsidiaries. Indemnification for expense shall not extend to matters for which the Officer has been terminated for Just Cause. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation. Notwithstanding anything herein to the contrary, the obligations of this Section 12 shall survive the term of this Agreement by a period of six years.

     b. Insurance. During the period in which indemnification of the Officer is required under this Section, the Company or the Bank shall provide the Officer (and his heirs, executors, and administrators) with coverage under a directors' and officers' liability policy at the expense of the Company or the Bank, at least equivalent to such coverage provided to directors and senior officers of the Company or the Bank, whichever is more favorable to the Officer.

13. Reimbursement of Officer's Expenses to Enforce this Agreement. The Company or the Bank shall reimburse the Officer for all out-of-pocket expenses, including, without limitation, reasonable attorney's fees, incurred by the Officer in connection with successful enforcement by the Officer of the obligations of the Company or the Bank to the Officer under this Agreement up to a maximum of $50,000 Successful enforcement shall mean the grant of an award of money or the requirement that the Company or the Bank take some action specified by this Agreement (i) as a result of court order; or (ii) otherwise by the Company or the Bank following an initial failure of the Company or the Bank to pay such money or take such action promptly after written demand therefor from the Officer stating the reason that such money or action was due under this Agreement at or prior to the time of such demand.

14.  Adjustment of Certain Payments and Benefits.

     a. In the event that payments pursuant to this Agreement (including, without limitation, any payment under any plan, program, option, or arrangement referred to in Section 5 or 6 hereof and the value of acceleration of vesting or receipt of benefits thereof) would result in the imposition of a penalty tax pursuant to Section 280G, such payments shall be reduced to equal the maximum amount which may be paid under Section 280G without exceeding such limits. In the event any such reduction in payments is necessary, the Officer may determine, in his sole discretion, which categories of payments (including, without limitation, the value of benefits or of acceleration of vesting or receipt of benefits or amounts) are to be reduced or eliminated.

     b. Payments made to the Officer pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. ss. 1828 (k), relating to "golden parachute" and indemnification payments and certain other benefits.

15. Injunctive Relief. If there is a breach or threatened breach of Section 10.h. of this Agreement or the prohibitions upon disclosure contained in Section 9.c. of this Agreement, the Company or the Bank and the Officer agree that there is no adequate remedy at law for such breach, and that the Company and the Bank each shall be entitled to injunctive relief restraining the Officer from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach. The parties hereto likewise agree that the Officer, without limitation, shall be entitled to injunctive relief to enforce the obligations of the Company and the Bank under Section 11 of this Agreement.

16.  Successors and Assigns.

     a. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company or the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company or the Bank.

     b. Since the Bank and the Company are contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank and the Company.

17. No Mitigation. The Officer shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Officer in any subsequent employment.

18. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

     a.   If to the Company or the Bank:
          Indian River Banking Company
          Indian River National Bank
          958 Twentieth Place
          Vero Beach, FL  32960
          Attention:        The Boards of Directors
          Copy to: Corporate Secretary

     b.   If to the Officer:
          William H. High

19. Joint and Severally Liability; Payments by the Company and the Bank. To the extent permitted by law, except as otherwise provided herein, the Company and the Bank shall be jointly and severally liable for the payment of all amounts due under this Agreement. The Company hereby agrees that it shall be jointly and severally liable with the Bank for the payment of all amounts due under this Agreement and shall guarantee the performance of the Bank's obligations thereunder, provided that the Company shall not be required by this Agreement to pay to the Officer a salary or any bonuses or any other cash payments, except in the event that the Bank does not fulfill the obligations to the Officer hereunder for such payments. The Company may, however, pay salary and bonuses as deemed appropriate by its Board in the exercise of its discretion.

20. No Plan Created by this Agreement. The Officer, the Company and the Bank expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and the Company, the Bank and the Officer each expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, hearing, or process by or on behalf of the Officer or the Company or the Bank that such a plan was so created by this Agreement shall be deemed a material breach of this Agreement by the party making such an assertion.

21. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

22. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Florida shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

23. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

24. Headings. Headings contained herein are for convenience of reference only.

25. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, other than written agreements with respect to specific plans, programs or arrangements described in Sections 5 and 6.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                          INDIAN RIVER NATIONAL BANK

                                          By:___________________________________

                                          Title:________________________________


                                          INDIAN RIVER BANKING COMPANY

                                          By:___________________________________

                                          Title:________________________________


                                          OFFICER

                                          --------------------------------------
                                          William A. High